                                                                     Exhibit 6.3

                     United States Distribution Agreement
                     ------------------------------------

         Retractable Technologies, Inc., a Texas corporation ("Manufacturer"), and ______________________________________, a ________________ corporation
("Distributor"), enter into this Distribution Agreement (the "Agreement") and agree as follows:

         1.  Term of Agreement.  The "Term" of this Agreement shall commence
             -----------------
upon execution by both Manufacturer and Distributor and shall automatically terminate in one year.

         2.  Territory.  Distributor  has the  non-exclusive  right,  and shall
             ---------                         -------------
employ its best efforts, to promote and sell Products to: end users in the following portion of the continental United States, Alaska and Hawaii:
________________________________________________________________  (the
"Territory"). Distributor shall not: i) sell Products outside the Territory,
                                 ---
either directly or indirectly; ii) sell Products to another who may resell them outside the Territory; or iii) purchase Products from outside the United States.

         3.  Products and Pricing.  The products that  Manufacturer will sell to
             --------------------
Distributor under this Agreement (the "Products"), and the prices at which Manufacturer will sell the Products to Distributor, are set forth in Exhibit A to this Agreement. These prices are subject to change by Manufacturer upon
90 days written notice. The prices set forth in Exhibit A do not include any
                                                ---------
applicable shipping costs, sales taxes, or other taxes or duties. Distributor must provide Manufacturer with the appropriate Resale Certificate in order to avoid having any applicable sales tax added to the purchase price.

         4.  Volume. Distributor shall upon execution of this Agreement place an
             ------
initial stocking order of at least 12,000 units and shall during the Term of this Agreement order a minimum total volume of at least $10,000 worth of Products. This performance standard has been negotiated in good faith and at arms length and is stipulated by the parties to be fair, reasonable, and consistent with their current perception of market demand. Distributor understands that the Products embody a new technology which may be subject to great demand, and shall therefore endeavor to place orders for Products sufficiently in advance that its own inventory of Products does not become exhausted.

         5.  Orders. In the event of any conflict between the terms of this
             ------
Agreement and the terms of Distributor's purchase orders or Manufacturer's invoices or confirmations, the terms of this Agreement shall prevail. All purchase orders, in order to be binding on Manufacturer, must be accepted by Manufacturer by the end of the tenth business day following receipt. Orders may be accepted by written confirmation or by actual Delivery. Any purchase order not so accepted will be deemed rejected. This Agreement is not a contract for all requirements that Distributor may have; Manufacturer retains the right to allocate production to any distributor or customer and to reduce or reject other orders. Orders shall be placed for full cases and not partial cases and shall be placed for a minimum of one (1) case. Case sizes are currently 250 units for blood collection tube holders and 600 units for syringes. Case sizes are subject to reasonable change by Manufacturer at any time.

         6.  Payment.  Invoices  shall be due and payable in full at
             -------
Manufacturer's offices in Little

--------------------------------------------------------------------------------
Distribution Agreement 119            Page 1 of 10          Mfr:_____ Dist:_____

Elm, Texas within thirty (30) calendar days from the date of original invoice. Past due balances will bear interest at the rate of one and one-half percent (1-1/2%) per month, or at the highest rate allowed by law, if lower. Manufacturer may in its sole discretion establish a maximum credit limit to be extended to Distributor and may revise same from time to time. Manufacturer may in its sole discretion refuse to extend further credit if Distributor fails to remit payment for invoices when due or exceeds the credit limit established by Manufacturer.

         7.  Delivery, Risk of Loss and Transport. "Delivery" shall be deemed to
             ------------------------------------
occur for all purposes, and title, possession and risk of loss shall pass to Distributor, when the Products are loaded for transport at the dock of Manufacturer's manufacturing facility. This Agreement is performable solely in Denton County, Texas. Manufacturer will use its best efforts to Deliver all accepted orders within a commercially reasonable time, but Manufacturer shall not be liable for any loss or damage to Distributor arising out of delay or failure of Delivery. Distributor shall have the right to cancel any such delayed order at any time prior to Delivery. Manufacturer shall pay the cost of standard ground delivery (not expedited or priority) on orders of at least 12,000 units. Distributor shall be responsible for the cost of transporting the Products from Manufacturer's dock on orders of less than 12,000 units and on orders for expedited or priority delivery. Manufacturer may add 5% to the applicable freight charges of any order for which Manufacturer prepays freight charges for later reimbursement by Distributor.

         8.  Product Overstocks & Returned Goods. Distributor may at
             -----------------------------------
Manufacturer's expense return incorrect order fills within 10 days following arrival at Distributor's facility and defective Product within 10 days after discovery of the defect; in all such cases Distributor must obtain an authorization code from Manufacturer's purchasing department and affix the code to the returned Product. Distributor may also adjust its company-wide Overstock of Products two times in each twelve month period upon the following terms:
i) an "Overstocked" Product is that portion of Distributor's inventory of the Product (individual catalog number) which exceeds Distributor's sales volume for the Product during the preceding four months; ii) Distributor must not have taken Delivery of the Product which is Overstocked (individual catalog number) during the preceding four months; iii) the Overstocked Product must be returned to Manufacturer in saleable case cartons which are unopened and untampered with no broken seals; iv) Distributor will be granted a credit which may be used only to purchase other Products from Manufacturer, the credit to be in the amount of the invoice price of the returned Products less a 10% restocking fee which will be assessed against Distributor's second and subsequent adjustments of Overstocked Product; v) Distributor must obtain an authorization code from Manufacturer's purchasing department and affix the code to the returned
Product; and vi) Distributor shall bear the cost of shipping the returned Products to Manufacturer.

         9.  Lot Tracking and Sales Information. Distributor shall enter into
             ----------------------------------
its reporting and information system all participating institutions identified in any GPO membership list distributed by Manufacturer to Distributor. Not later than the twentieth day of each calendar month Distributor shall provide to Manufacturer lot tracing and sales information for the preceding month detailing for each purchase: i) the quantity and lot number(s) of each Product sent to the end user under each purchase; ii) the GPO, government, or other contract, if any, under which each purchase was made;

--------------------------------------------------------------------------------
Distribution Agreement 119            Page 2 of 10          Mfr:_____ Dist:_____

iii) the member identification assigned by the GPO under whose contract each purchase was made, if Manufacturer or the GPO has provided same to Distributor in a GPO membership list; and iv) the name, location, telephone number and contact person of the end user. Distributor shall supply this information electronically (e.g. computer floppy disk) using the Sales Data Sheet described in Exhibit B attached to this Agreement. These records are subject to audit by
   ---------
Manufacturer at any time upon seventy-two (72) hours prior notice.

         10. Relationship  of Manufacturer and Distributor. Distributor buys
             ---------------------------------------------
and sells for its own account, is an independent contractor of Manufacturer, and is solely responsible for all expenses of Distributor. Manufacturer has not instructed Distributor in the manner of conducting Distributor's business, and Manufacturer will not be liable therefor. Neither Distributor nor anyone acting on its behalf shall for any purpose or under any circumstance be deemed or hold themselves out as Manufacturer's employee, agent, representative, franchisee, joint venturer or partner. Distributor shall not make any representation or commitment or enter into any contract in the name of or on behalf of Manufacturer. Distributor acknowledges that it has not and will not pay any sum to manufacturer in consideration for entering into this Agreement.

         Distributor warrants that: i) operation of its business is not and will not become substantially associated with any Proprietary Mark of Manufacturer (as defined in Section 13 of this Agreement); ii) operation of its business is not and will not become substantially reliant on Manufacturer; and
iii) Distributor's sales arising from this Agreement do not represent more than 10% of its total sales in dollar volume and will not do so during the Term of this Agreement. Manufacturer will not provide Distributor with a marketing or promotional plan, but instead relies on Distributor's status as a professional sales organization possessing substantial contacts and experience in the distribution of medical products to the healthcare industry.

         Although Manufacturer may voluntarily provide sample marketing materials, Distributor shall be responsible to develop and pay for printing and distribution of any marketing materials used by Distributor; all such marketing materials must be approved by Manufacturer prior to use solely to ensure the factual accuracy of any statement regarding the Products and the absence of any unapproved representations regarding the Products.

         11. Warranties, Directions for Use. Distributor shall not make any
             ------------------------------
warranties or representations regarding the Products beyond those warranties and representations which are expressly issued or approved by Manufacturer in writing or which are included in Manufacturer's promotional or informational materials. Manufacturer hereby warrants that: i) the Products are fit for medical use as generally defined within the boundaries of United States FDA approval; ii) the Products are not defective; and iii) the Products will conform to the descriptions set forth in their respective labeling provided that they are used in accordance with such labeling and Manufacturer's written directions for use. Products which conform to these three warranties shall be deemed to conform to the requirements of this Agreement. The foregoing warranties are
                                               ----------------------------
exclusive and are in lieu of all other warranties of any kind (whether
----------------------------------------------------------------------
statutory, written, oral, express or implied) including any warranty or
-----------------------------------------------------------------------
requirement of merchantability, fitness for ordinary use, or fitness for a
--------------------------------------------------------------------------
particular purpose. Manufacturer shall include directions for Product use in
------------------
each unopened box of Product;

--------------------------------------------------------------------------------
Distribution Agreement 119            Page 3 of 10          Mfr:_____ Dist:_____

Distributor shall include a copy of those directions with every opened box or portion thereof which is distributed by Distributor. Distributor shall sell only complete and unopened boxes of Products; Distributor may distribute opened or partial boxes only as free samples. Distributor shall distribute Products in their original individual wrappers as packaged by Manufacturer.

     12. Notice of Defects and Claims, Indemnification. Distributor shall
         ---------------------------------------------
promptly convey to Manufacturer all information obtained by Distributor relating to any complaint or to any claimed or actual defect or deficiency regarding any Product and shall in all such cases proceed as instructed by Manufacturer. Distributor shall promptly convey to Manufacturer all information obtained by Distributor relating to any legal proceeding involving Manufacturer, involving any Product, or involving Distributor in connection with Distributor's relationship with Manufacturer. Distributor shall, to the extent allowed by law, keep confidential all matters referenced in this paragraph.

         Any party seeking indemnification under this Agreement must, as a condition of indemnification, provide the party from whom indemnification is sought with: i) prompt notice of the reported or alleged defect, infringement, injury or claim; ii) the opportunity to investigate such claim, control the defense of such claim, and settle such claim at its discretion; iii) such information and assistance as the indemnifying party may reasonably require to defend against such claim; and iv) the obligations required of Distributor by the preceding paragraph.

         Manufacturer shall, if the conditions of this section have been met by Distributor, indemnify, defend and hold Distributor harmless from and against any claim asserted against or liability incurred by Distributor (including cost of defense and reasonable settlement) arising out of use of the Products: i) for injury to person or property arising from breach of any express warranty made in
Section 10 of this Agreement, ii) for products liability, or iii) for infringement of intellectual property by the Products; provided, however, that such claim does not result in whole or in part from the negligence, willful misconduct, breach of this Agreement, or making of any unauthorized representation regarding the Products by Distributor. Manufacturer shall:
i) carry product liability insurance with a minimum limit of five million dollars ($5,000,000); ii) list Distributor as an additional insured of the policy throughout the Term of this Agreement; and iii) provide Distributor with a certificate evidencing such insurance within thirty (30) days after execution of this Agreement. Manufacturer's liability for failure of the Products to conform with any other implied warranty, express warranty or specification required for conformance with this Agreement shall be limited to a return of the purchase price paid by Distributor.

         Distributor shall, if the conditions of this section have been met by Manufacturer, indemnify, defend and hold Manufacturer harmless from and against any claim asserted against or liability incurred by Manufacturer (including cost of defense and reasonable settlement) arising in whole or in part out of the negligence, willful misconduct, breach of this Agreement, or making of any unauthorized representation regarding the Products by Distributor.

         13. Proprietary Marks and Goodwill. "Manufacturer's Proprietary Marks"
             ------------------------------
include all trademarks, trade names, logotypes and trade dress employed by Manufacturer and include, but are not limited to: i) the name "VanishPoint";
ii) the letters "RT" surrounded by an oval; iii) the graphic

--------------------------------------------------------------------------------
Distribution Agreement 119            Page 4 of 10          Mfr:_____ Dist:_____
depiction of a needle surrounded by a spring; iv) a colored spot on the exposed end of the syringe plunger; v) the appearance and arrangement of information on the wrapper containing each individual Product; and vi) all other marks which are sufficiently similar to the foregoing to cause confusion regarding the source of goods.

         Distributor hereby: i) acknowledges the validity of Manufacturer's Proprietary Marks; ii) acknowledges that Manufacturer is the owner of Manufacturer's Proprietary Marks and of all goodwill associated with Manufacturer's Proprietary Marks or with the Products; iii) agrees not to acquire any interest in, infringe upon, contest, or take any other action to injure or to assist another to injure Manufacturer's rights in Manufacturer's Proprietary Marks; and iv) agrees that any interest which may be acquired by Distributor during the Term of this Agreement or within one year thereafter in Manufacturer's Proprietary Marks or in the goodwill associated with Manufacturer's Proprietary Marks or the Products, whether in the Territory or elsewhere, shall be acquired on behalf of and for the benefit of Manufacturer and shall be assigned to Manufacturer upon request at no charge.

         Distributor shall use Manufacturer's Proprietary Marks only to identify the Products sold by Distributor, only in connection with Manufacturer's Products, and only during the Term of this Agreement. Distributor shall seek to benefit from the goodwill associated with Manufacturer's Proprietary Marks or the Products only during the Term of this Agreement and only within the Territory. Distributor shall promptly report to Manufacturer any violation of Manufacturer's rights in Manufacturer's Proprietary Marks or goodwill.

         14.  Default, Termination, Renewal.  Either party may terminate this
              -----------------------------
Agreement for any cause whatsoever upon 90 days' written notice.

         If either party shall fail to remedy a default of this Agreement within thirty (30) days following written notice of the specific default involved, the non-defaulting party may immediately terminate this Agreement for good cause by giving written notice to the defaulting party within fifteen days following expiration of the 30-day period permitted for cure. If either party provides a written notice of default, such event of default shall be conclusively deemed to have occurred unless the party alleged to be in default provides written notice, in the same degree of detail as the notice alleging the default, of either:
i) the reasons why it is not in default; ii) the reasons why its default is excused; or iii) how the default has been timely cured.

         Manufacturer may immediately terminate this Agreement for good cause if Distributor buys or sells Products in violation of Section 2 of this Agreement. This Agreement will automatically terminate if either party: i) discontinues or dissolves its business; ii) becomes insolvent; iii) makes an assignment for the benefit of creditors or other arrangement pursuant to any bankruptcy law;
iv) institutes or permits to be instituted against it legal proceedings seeking receivership, trusteeship, bankruptcy, reorganization, readjustment of debt, or any similar legal proceedings; or v) if a receiver is appointed for the for the business and such receiver is not discharged within thirty (30) days.

--------------------------------------------------------------------------------
Distribution Agreement 119            Page 5 of 10          Mfr:_____ Dist:_____

         Either party may refuse to renew this Agreement for any cause whatsoever. Failure of the parties to agree on volume requirements or other performance standards for a subsequent term shall constitute good cause for refusal to renew this Agreement. Placement of orders by Distributor and acceptance of same by Manufacturer after giving notice of termination or after the effective date of termination shall not operate to reinstate or renew this Agreement nor to create a new relationship of manufacturer and distributor on any other terms. This Agreement may be reinstated following termination or notice thereof, and may be renewed or extended beyond the date set for its automatic termination, only by an explicit statement to that effect which sets forth the reinstated, renewed or extended date of automatic termination and is signed by both parties. Should a court of competent jurisdiction nevertheless find a reinstatement or renewal of this Agreement or otherwise find a continuing relationship as manufacturer and distributor in the absence of such a writing, the period of such reinstatement, renewal or relationship (and of any renewals thereof) shall be limited in duration to thirty (30) days.

         An explicit statement signed by both parties is required to reinstate this Agreement following notice of termination or to renew this Agreement. Placement of orders by Distributor and acceptance of same by Manufacturer after giving notice of termination or after the effective date of termination shall not operate to reinstate or renew this Agreement. Should a court of competent jurisdiction nevertheless find a reinstatement or renewal of this Agreement by implication or by operation of law, the period of such reinstatement or renewal (and of any renewals thereof) shall be limited in duration to thirty (30) days.

         Neither termination of this Agreement in the manner set forth in this Agreement nor failure to renew this Agreement shall entitle the other party to receive damages, indemnification or compensation by reason of such termination or nonrenewal. Termination of this Agreement shall not affect the right of Distributor to place orders which are to be delivered prior to the effective date of such termination, shall not affect the right of Manufacturer to receive payment for Products accepted by Distributor, and shall not relieve either party of any liability incurred prior to termination. Sections 9-16 of this Agreement shall survive termination of this Agreement.

         Upon termination of this Agreement, Manufacturer shall have the option to repurchase from Distributor all or any portion of Manufacturer's Products remaining in Distributor's inventory, FOB Distributor's facility, at the price paid for those Products under First In First Out accounting. Manufacturer may insist that any Products tendered for repurchase be in new and original condition in unopened cases. Distributor may make a good faith effort to sell any inventory not so repurchased at prices not higher than those which were charged by Distributor prior to termination.

         15. Notices. All communications required or permitted under this
             -------
Agreement shall be in writing and shall be considered to have been duly given if delivered to the other party at its address given below in any of the following ways (or, in the case of communications relating to default or termination, by fax and any other of the following ways): i) fax; ii) personal delivery;
    ---
iii) certified mail, return receipt requested; or iv) national overnight delivery service. Either party may change the address at which it receives such communications upon ten (10) days' notice to the other party.

--------------------------------------------------------------------------------
Distribution Agreement 119            Page 6 of 10          Mfr:_____ Dist:_____

Correspondence to Manufacturer                  Correspondence to Manufacturer
regarding orders                                regarding default or termination
----------------                                --------------------------------
Purchasing Department                           Thomas Shaw
Retractable Technologies, Inc.                  Retractable Technologies, Inc.
P.O. Box 9                                      P.O. Box 9
511 Lobo Lane                                   511 Lobo Lane
Little Elm, Texas 75068                         Little Elm, Texas 75068
972-294-1010                                    972-294-1010
972-294-4400 - fax                              972-294-4400 - fax

Correspondence to Distributor                   Correspondence to Distributor
regarding orders                                regarding default or termination
----------------                                --------------------------------

__________________________                      __________________________

__________________________                      __________________________

__________________________                      __________________________

__________________________                      __________________________

         16. General.
             -------

         A.  Assignment. Any attempt by either party to assign, sell, or
             ----------
otherwise transfer this Agreement or any of its rights or obligations hereunder without the express written consent of the other party shall be void. As used in this paragraph an assignment shall include: i) a change in the ownership of at least 33% of the stock or other voting interest in a party; or ii) the acquisition of any ownership or profit-sharing interest in Distributor by a manufacturer of needle products.

         B.  No Third Party Beneficiaries. This Agreement is made for the
             ----------------------------
exclusive benefit of Manufacturer and Distributor and is not made for the benefit of any other person or entity.

         C.  Confidentiality. The parties may openly disclose: i) that
             ---------------
Distributor is an authorized distributor of Manufacturer's Products within the Territory and the effective Term of this Agreement; ii) that Distributor is an independent contractor and the limitations on Distributor's authority; and
iii) Manufacturer's three express warranties regarding the Products. The remaining terms of this Agreement, including but not limited to pricing and payment terms, are to be kept confidential by the parties for a period of three years following termination of this Agreement, except as may be required by law or required by Manufacturer to raise equity or debt financing.

         D.  Observance of Laws. Distributor agrees to operate its business in a
             ------------------
lawful manner. Distributor further agrees that for a period of four years following expiration of this Agreement, Distributor shall make available, upon written request of an authorized representative of the Secretary of the U.S. Department of Health and Human Services or the U.S. Comptroller General, this Agreement and such of Distributor's books, documents and records as are necessary to certify

--------------------------------------------------------------------------------
Distribution Agreement 119            Page 7 of 10          Mfr:_____ Dist:_____
compliance with the Medicare Anti-Kickback statute including the nature and extent of the costs of Products purchased and sold under this Agreement.

         E.  Governing Law. The rights of the parties shall be governed by, and
             -------------
this Agreement shall be interpreted in accordance with, the laws of the State of Texas and the federal law applicable therein; provided, however, that the law of Texas regarding choice of law shall be disregarded to the extent that it would apply the law of a different jurisdiction.

         F.  Legal Proceedings. Any legal proceeding relating to this Agreement
             -----------------
shall be settled in a court of general jurisdiction in the State of Texas. No recovery in any legal proceeding relating to this Agreement may be based in whole or in part upon conduct which occurred more than two years prior to the filing of such legal proceeding, but a shorter time may be specified by applicable law.

         G.  Waiver. One or more waivers of any breach of any term of this
             ------
Agreement by either party shall not be construed as a waiver of any subsequent breach of the same or any other term nor as an implied modification of this Agreement.

         H.  Force Majeure. The timely performance of obligations under this
             -------------
Agreement shall be excused during each period of delay caused by an event or condition which is reasonably beyond the control of the party obligated to perform such as unusually severe weather, flood, fire, shortage of power or qualified materials, strike, civil commotion, riot, terrorism, sabotage, war, revolution, or act of government ("Force Majeure Event"). In the event of a delay exceeding three days caused by a Force Majeure Event, the party obligated to perform shall: i) immediately give the other party written notice of the cause and expected duration of the delay; and ii) take all reasonable steps to recommence performance of its obligations under this Agreement as soon as possible. In the event that performance is so delayed for more than thirty days, the other party may give written notice immediately terminating this Agreement without liability. This paragraph shall not excuse any obligation relating to payment or indemnification.

         I.  Severability and Reformation. If any provision of this Agreement is
             ----------------------------
held by a court to be invalid, void or unenforceable in any jurisdiction, then:
i) the offending provision shall be deleted only to the extent required by the law of the offended jurisdiction and (if allowed by law) only in its application to transactions involving the offended jurisdiction; ii) the Parties shall cooperate in reforming this Agreement to effectuate the intent of the offending provision to the fullest extent allowed by the law of the offended jurisdiction; and iii) any such reformations as well as the remaining provisions of this Agreement shall survive and continue in full force and effect without being impaired or invalidated in any way.

         J.  Entire Agreement; Modification. This Agreement is in addition to
             ------------------------------
and does not replace any agreement regarding the confidential treatment of information. As to all other matters, this Agreement contains the entire agreement between Manufacturer and Distributor and supersedes any and all prior agreements, understandings and arrangements, whether oral or written, between Manufacturer and Distributor. Manufacturer and Distributor each represent and warrant to the other that it is not relying upon, and has not been induced to execute or deliver this Agreement by, any

--------------------------------------------------------------------------------
Distribution Agreement 119            Page 8 of 10          Mfr:_____ Dist:_____
statement, promise, agreement, understanding, arrangement or inducement other than those which are specifically set forth in this Agreement. No modification of this Agreement shall be effective unless made in writing and signed by the party against whom enforcement of the modification is sought. Distributor understands that no employee or representative of Manufacturer is authorized to modify this Agreement orally or in any other manner except in writing.

         K.  Authority to Execute. The individuals signing this Agreement on
             --------------------
behalf of Manufacturer and Distributor each represent and warrant individually that he or she is duly authorized to execute this Agreement on behalf of Manufacturer or Distributor as indicated below.

         L.  Multiple Counterparts. This Agreement is executed in two
             ---------------------
counterparts, each of which shall be deemed an original for all purposes.

         In WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.

MANUFACTURER                                 DISTRIBUTOR
Retractable Technologies, Inc.               Name



By:____________________________              By:____________________________
    Thomas J. Shaw                              Name
    President and Chief Executive Officer       Title

Date: ________________                       Date:________________

--------------------------------------------------------------------------------
                                   EXHIBIT A
                             Products and Pricing
--------------------------------------------------------------------------------
Product                                                     Distributor Price
--------------------------------------------------------------------------------
VanishPoint(R) 3cc syringe                                       $0.50 each
--------------------------------------------------------------------------------
VanishPoint(R) 5cc syringe                                       $0.60 each
--------------------------------------------------------------------------------
VanishPoint(R) 10cc syringe                                      $0.65 each
--------------------------------------------------------------------------------
VanishPoint(R) blood collection tube holder                      $0.40 each
--------------------------------------------------------------------------------
VanishPoint(R) small tube adapter                                $0.15 each
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
Distribution Agreement 119            Page 9 of 10          Mfr:_____ Dist:_____

                            Lot Tracing Information
                            -----------------------

     The accompanying floppy diskette contains a file called Dist Tracking.xls which can be opened in Excel version 5.0 higher. Following each month Distributor should complete and provide the Sales Data sheet to Manufacturer by email at rti@onramp.net or by regular mail at 511 Lobo Lane, Little Elm, Texas 75068. This file must be provided by the 10th of the month following the month of sale in order for any applicable chargeback credits to be applied in the month following sale. Comments and questions should be directed to 972-294-1010.

     Pressing Ctrl-S to save the file will also activate a macro which prompts the user for information needed to distinguish such tracking file. The macro will first prompt the user for the month in which the sales occurred. For example, if the month in which the sales occurred is July, then the user should enter the number 7. The macro will automatically add a leading 0 for the month, add the year, and add Retractable's internal number for the distributor (which has already been coded into the file) to generate a file identifier consisting of the six digit distributor number + the two digit sales month + the two digit year. The macro will then prompt the user for the directory path where the file should be saved. It is imperative that the last character for the directory be \. For example, if the directory where the user wants to save the file is C:\Sales\ then this should be entered.

     The accompanying field descriptions detail the information needed in each record. For each invoice there should be one record per row per item showing the number of units sold, the price, and the lot numbers. The units should be 100 for 1 box of syringes and 250 for 1 box of blood collection tube holders. Retractable should be contacted if Distributor's system instead generates units at the box level. When the Contract Code is entered in the field denoted as CONTR_CODE, the Contract Number and Contract type will automatically appear, this file will be updated as needed when new contracts are executed.

     -------------------------------------------------------------------------------
     CONTR CODE    CONTR NAME                   CONTR TYPE       CONTR NUM
     -------------------------------------------------------------------------------
     AMR           AmeriNet                     GPO              VH 126 00
     -------------------------------------------------------------------------------
     CAGE          CAGE Code                    FEDERAL          IBFK3
     -------------------------------------------------------------------------------
     CHW           Catholice Healthcare West    IDN              N/A
     -------------------------------------------------------------------------------
     DAPA          DAPA                         FEDERAL          SPO200-98-H-5018
     -------------------------------------------------------------------------------
     DBPA          DBPA                         FEDERAL          VA-797-98-FIA-001
     -------------------------------------------------------------------------------
     FSS BCTH      Federal Supply Sch. BCTH     FEDERAL          V797P-5370X
     -------------------------------------------------------------------------------
     FSS SYR       Federal Supply Sch. Syringe  FEDERAL          V797P-3646K
     -------------------------------------------------------------------------------
     KAI           Kaiser                       HMO              N/A
     -------------------------------------------------------------------------------
     MED           MedEcon                      GPO              900
     -------------------------------------------------------------------------------
     OTHER         No Contract                  NO CONTRACT
     -------------------------------------------------------------------------------
     NYSTA         NY State Contract            STATE            PGB-4068
     -------------------------------------------------------------------------------
     PRE           Premier Purchasing           GPO              PP-EV-001
     -------------------------------------------------------------------------------
     PUC           Purchase Connection          GPO              N/A
     -------------------------------------------------------------------------------
     TEN           Tenet Healthcare             IDN              N/A
     -------------------------------------------------------------------------------
     XXSTA         State Contract               STATE            N/A
     -------------------------------------------------------------------------------
     YYCTY         County Contract              COUNTY           N/A
     -------------------------------------------------------------------------------


     --------------------------------------------------------------------------
          Field Name                              Description
     --------------------------------------------------------------------------
     DIST_NUM                      RTI Assigned Distributor Number
     --------------------------------------------------------------------------
     DCUST_NUM                     Distributor Assigned Customer Number
     --------------------------------------------------------------------------
     DCUST_NAME                    Distributor Customer Name
     --------------------------------------------------------------------------
     DCUST_ADR_PHY                 "Physical/Street" Customer Address
     --------------------------------------------------------------------------
     DCUST_ADR-MAIL                "Mailing" Customer Address
     --------------------------------------------------------------------------
     DCUST_CITY                    Customer City
     --------------------------------------------------------------------------
     DCUST_STATE                   Customer State
     --------------------------------------------------------------------------
     DCUST_PHY_ZIP                 Customer "Physical/Street" Zip
     --------------------------------------------------------------------------
     DCUST_??                      Customer "Mailing" Zip
     --------------------------------------------------------------------------
     CONTR_CODE                    Abbreviated Code for Contract Name
     --------------------------------------------------------------------------
     CONTR_NUM                     Contract Number
     --------------------------------------------------------------------------
     CONTR_TYPE                    Type of Entity or Contract
     --------------------------------------------------------------------------
     INV_NUM                       Invoice Number
     --------------------------------------------------------------------------
     INV_DATE                      Invoice Date
     --------------------------------------------------------------------------
     ITEM_NUM                      Item Number
     --------------------------------------------------------------------------
     LOT_NUM                       Lot Number
     --------------------------------------------------------------------------
     QTY_PURCH                     Quantity Purchased in units
     --------------------------------------------------------------------------
     ITEM PRICE                    Item Price for GPO, Government
     --------------------------------------------------------------------------


     ---------------------------------------------------------------------------
          Item#                            Description
     --------------------------------------------------------------------------
     10301                Box of 100 VanishPoint 3cc Syringes 25G x 5/8"
     --------------------------------------------------------------------------
     10311                Box of 100 VanishPoint 3cc Syringes 23G x 1"
     --------------------------------------------------------------------------
     10331                Box of 100 VanishPoint 3cc Syringes 22G x 1"
     --------------------------------------------------------------------------
     10341                Box of 100 VanishPoint 3cc Syringes 22G x 1 1/2"
     --------------------------------------------------------------------------
     10351                Box of 100 VanishPoint 3cc Syringes 21G x 1"
     --------------------------------------------------------------------------
     10361                Box of 100 VanishPoint 3cc Syringes 21G x 1 1/2"
     --------------------------------------------------------------------------
     10371                Box of 100 VanishPoint 3cc Syringes 20G x 1"
     --------------------------------------------------------------------------
     10381                Box of 100 VanishPoint 3cc Syringes 20G x 1 1/2"
     --------------------------------------------------------------------------
     10391                Box of 100 VanishPoint 3cc Syringes 25G x 1"
     --------------------------------------------------------------------------
     10531                Box of 100 VanishPoint 5cc Syringes 22G x 1"
     --------------------------------------------------------------------------
     10541                Box of 100 VanishPoint 5cc Syringes 22G x 1 1/2"
     --------------------------------------------------------------------------
     10551                Box of 100 VanishPoint 5cc Syringes 21G x 1"
     --------------------------------------------------------------------------
     10561                Box of 100 VanishPoint 5cc Syringes 21G x 1 1/2"
     --------------------------------------------------------------------------
     10571                Box of 100 VanishPoint 5cc Syringes 20G x 1"
     --------------------------------------------------------------------------
     10581                Box of 100 VanishPoint 5cc Syringes 20G x 1 1/2"
     --------------------------------------------------------------------------
     11031                Box of 100 VanishPoint 10cc Syringes 22G x 1"
     --------------------------------------------------------------------------
     11041                Box of 100 VanishPoint 10cc Syringes 22G x 1 1/2"
     --------------------------------------------------------------------------
     11051                Box of 100 VanishPoint 10cc Syringes 21G x 1"
     --------------------------------------------------------------------------
     11061                Box of 100 VanishPoint 10cc Syringes 21G x 1 1/2"
     --------------------------------------------------------------------------
     11071                Box of 100 VanishPoint 10cc Syringes 20G x 1"
     --------------------------------------------------------------------------
     11081                Box of 100 VanishPoint 10cc Syringes 20G x 1 1/2"
     --------------------------------------------------------------------------
     22701                Box of 250 VanishPoint Blood Collection Tube Holders
     --------------------------------------------------------------------------
     22711                Box of 25 VanishPoint Small Diameter Tube Adapters
     --------------------------------------------------------------------------

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Distribution Agreement             Page 10 of 10            Mfr._____ Dist._____